Exhibit 10.5

THIS AGREEMENT is dated                  and made

BETWEEN:

(1)                               , a company duly incorporated in the Republic of                        and having established an office in Greece (                              ) pursuant to Law 89/1967 as replaced and in force, legally represented by                                  (hereinafter called the “Managers”); and

(2)                                         , a company duly incorporated in the Republic of                         and having its registered office at                         (hereinafter called the “Company”).

AND IT IS HEREBY AGREED as follows:

1. (Representations).

1.1. Each of the contracting parties represents and warrants that it has been incorporated and duly organised and validly existing and in good standing under the laws of its respective country of incorporation and that the legal representative signing for the respective party has been duly authorised by the proper corporate body for the execution of this Agreement.

1.2. The Company represents and warrants to the Managers that it is (and/or that on closing will be) the parent company, holding 100% of the share capital of the companies (the “Owners”) listed below owing the vessel indicated below next to the name of the respective Owner:

(a) “                              ” registered owner of m/v “                 ” under                flag, grt               tons, net                    tons;

(b) “                              ” registered owner of m/v “                 ” under                flag, grt               tons, net                    tons; and

(c) “                               ” registered owner of m/v “                 ” under                flag, grt               tons, net                    tons.

The above vessels are hereinafter called collectively the “Vessels”.

1.3. The Company is in the process of preparing the file to be submitted together with the application for the listing of its shares on the New York Stock Exchange and this Agreement is signed within the context of the said file.

2. (Appointment of Managers).

2.1. The Company hereby appoints and undertakes to ensure that the Owners will appoint and/or renew the appointment of the Managers as managers of the Vessels and the Managers hereby agree to act as the manager of the Vessels pursuant to the terms of this Agreement and shall carry out the management services with sound shipmanagement practice and the specific terms and conditions set out in the management agreement attached hereto as Appendix A (the terms of which will constitute substantially the terms of the specific management agreements to be made between each Owner and the Managers (the “Management Agreements”)). In case that the Company becomes the parent company of other Owners whether such Owners have Vessels in operation or under construction, the Company shall appoint the Managers (and it shall procure and ensure that these Owners will appoint the Managers as) managers of such new Vessels and Owners under the same terms.

3. (Management services).

3.1. Pursuant to the terms of the Management Agreements, the Managers shall provide the Owners with suitable qualified crew, technical management and commercial management for the Vessels and shall arrange for insurances to be obtained for the Vessels, shall arrange so that an accounting system be established so as to meet the requirements of the Owners and provide regular accounting services and shall present on an annual basis for approval by the Owners a budget for the following twelve (12) months and shall arrange for the supply of provisions, bunker fuel and lubricants and generally will provide all such management services which are referred to in Appendix A and which will be included in the Management Agreements.

3.2. It is specifically agreed that the Managers will arrange, in accordance with the Owners’ instructions supervise the sale or purchase of the Vessels, and shall provide the commercial operation of the Vessels, as required by the Owners, including but not limited to the chartering services and the employment of the Vessels in general, arranging for the proper payment to Owners of the hire and/or other moneys to which Owners may be entitled out of the employment of the Vessels.

3.3. The Managers in the context of the management services in relation to the Vessels will act vis-à-vis third parties as agent acting in the name and on behalf of the Owners. The Managers shall have the power to carry out such services incidental to the management services as the Managers, at their sole discretion, shall consider necessary. The responsibility of the Managers vis-à-vis the respective Owner is set out in the specific terms and conditions of the respective Management Agreement.

4. (Obligations of the Managers).

4.1. The Managers undertake to comply with all the terms of the Management Agreement and to manage the Vessels in compliance with the rules and regulations applied to the Owners and so as to enable the Owners and the Company to comply with any act, regulation including but not limited to any act regulating the listing of shares of the Company on the New York Stock Exchange and any other related legislation to the extent that the provisions thereof apply to the Management Services.

4.2. In compliance with the above, the Managers undertake to keep books and information, to draw the financial statements required, make reports and provide the internal and independent auditors of the Owners and/or of the Company with such information and documents as may reasonably required by them in relation to the Management Agreements and in particular with the accounting services referred to in Clause 3.5 of the Management Agreements, services relating to the establishment of the budgets and the management of funds in accordance with Clause 9 of the Management Agreements, the income of the Vessels to be collected and the expenses to be paid on behalf of the Owners.

4.3. The Company will remain liable vis-à-vis the New York Stock Exchange, the Security Commission and other bodies as well as vis-à-vis the investors in respect of the compliance of its obligations in accordance with any act, regulation, including but not limited to any act regulating the listing of shares of companies on the New York Stock Exchange and will notify the Managers of any announcement, publication or any other action required to be made or prepared by the Managers under law.

4.4. The Managers shall also perform any other managerial functions and/or duties which are necessary for the performance by the Company of any of its obligations under the rules or regulations applicable to it especially those connected with its listing on the New York Stcok Exchange.

4.5. The Managers shall provide free of charge office space and secretarial facilities to the Officers and Executives of the Company allowing them to perform their duties to the Company.

5. (Remuneration).

5.1. The Remuneration of the Managers for the management of the Ships shall be fixed in the Management Agreements.

6. (Notices).

6.1. Every notice, request, demand or other communication under this Agreement shall be in writing, delivered personally or by fax or shall be served through a process server to the address specified at the beginning of this Agreement.

7. (Governing Law and Arbitration).

(a) This Agreement shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.

(b) The arbitration shall be construed in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.

(c) The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has cone so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement. Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

(d) In cases where neither the claim nor any counterclaim exceeds the sum of USD 50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed the day and year first above written.

SIGNED by

for and on behalf of
the Managers

SIGNED by

for and on behalf of
the Company

Appendix 1

THIS AGREEMENT is made the [   ] of [   ] 2004 between [  ], whose Registered Office is at [   ] (hereinafter called the “Owners”), of the one part and DIANA SHIPPING SERVICES S.A., whose Registered Office is at Edificio “CENTRO MAGNA CORP.’, Ave. Manuel Ma. de Ycaza y Calle 51, Panama, Republic of Panama (hereinafter called the “Manager”), of the other part,

WHEREBY IT IS MUTUALLY AGREED BY AND BETWEEN THE PARTIES AS FOLLOWS: -

1.                                      THE OWNERS hereby appoint the Manager, and the Manager hereby agrees to act, as sole and exclusive manager of the vessel more particularly described in the Schedule hereto (hereinafter called the “Ship”) for the period and on and subject to the terms and conditions hereinafter contained.

2.                                      THE MANAGER undertakes to use its best endeavours to manage the Ship on behalf of the Owners in accordance with sound ship management practice and to promote the interests of the Owners in all matters relating to the efficient operation and management of the Ship PROVIDED, HOWEVER, that the Manager shall not be required so to exercise its powers hereunder as to give preference in any respect to the Owners, it being understood and agreed that the Manager shall so far as practicable ensure a fair distribution of available manpower, supplies, and services to all vessels managed by it.

3.                                      THE MANAGER shall provide the management services specified hereunder and shall have power in the name of the Owners or otherwise on their behalf to do all things which the Manager consider to be expedient or necessary for the provision of the said services or otherwise in relation to the proper and efficient management of the Ship:-

(a)                               Arrangement for and supervision of the maintenance, survey, and repair of the Ship;

(b)                               Engagement and provision of crew (Masters, Officers, and ratings) and attendance to all matters pertaining to discipline, labour relations, welfare, and amenities;

(c)                                Arrangement for victualling and storing of the Ship and placing of contracts relative thereto;

(d)                               Arrangement of bunker fuel and towage contracts for the Ship;

(e)                                Arrangement of loading and discharging and otherwise for services required in connection with the trading of the Ship;

(f)                                   Appointment of agents for the Ship;

(g)                               Arrangement (in consultation with the Owners) of all insurance relating to the Ship and her apparel, fittings, freights, earnings, and disbursements against the customary marine and war risks;

(h)                               Arrangement (in accordance with instructions from the Owners) for entry of the Ship in Protection and Indemnity, Defence, and other such Associations;

(i)                                       Handling and settlement of all insurance, average, salvage, and other claims in connection with the Ship;

(j)                                   To deposit any and all earnings of the Ship of any nature whatsoever, including but not limited to charter money, hire, freight, demurrage, damages, salvage money, etc., with bank accounts as specified by the Owners; and

(k)                               Payment on behalf of the Owners of all expenses incurred in and about provision of the foregoing services or otherwise in relation to the proper and efficient management of the Ship.

PROVIDED HOWEVER that the Manager shall not be concerned in any manner whatsoever with the conduct or conclusion of negotiations for the making of charter-parties or other contracts relating to the employment of the Ship, the power to conduct and conclude all such negotiations being hereby expressly and exclusively reserved to the Owners,

PROVIDED that if the Owners intend to employ the Ship in any trade or service which in the reasonable opinion of the Manager maybe detrimental to its reputation as Manager or prejudicial to the commercial interests of the Manager, the Owners shall consult with the Manager before the Ship is fixed, and the Manager shall have the right to terminate this agreement at any time in the event that the fixture is concluded against its wishes and advice.

4.                                      THE MANAGER shall (without prejudice to the generality of the powers vested in them as aforesaid) be entitled:

(a)                               To employ on behalf of the Owners any such agent for the Ship or insurance brokers as the Manager may deem fit, including any associated, subsidiary, or holding company of the Manager;

(b)                               To employ on behalf of the Owners consultants and other experts, including any associated, subsidiary, or holding company of the Manager, to supervise or advise in relation to the operation and maintenance of the Ship;

(c)                                To open, continue, and operate such banking account or accounts as the Manager may deem necessary or expedient;

(d)                               To use any funds of the Owners remaining after payment of all expenses of the Owners and the Ship for providing loans from the Owners to any of [  ], such loans to be always on terms acceptable to the Owners, their immediate and ultimate shareholders and the Owners’ lenders, if any;

(e)                                To bring or defend on behalf of the Owners actions, suits, or proceedings in connection with all matters hereby entrusted to the Manager; and

(f)                                   To obtain legal advice in relation to disputes or other matters affecting the interests of the Owners in respect of the Ship.

5.                                      THE MANAGER shall keep proper books, records, and accounts relating to the management of the Ship and shall make the same available for inspection and audit by Certified Public Accounts,

Chartered Accountants, or other suitably qualified accountants on behalf of the Owners at such reasonable times as may be mutually agreed.

6.                                      THIS CONTRACT is agreed for a non-specific period of time, provided that it may be terminated by either party giving 3 (three) months’ notice at any time and without any justification but always in writing, PROVIDED HOWEVER that the Owners shall have the right to terminate the contract without notice against the payment to the Manager of damages equal to the average management fees paid to it during the last 3 (three) months before termination. Either party shall have the right (but not be bound) to terminate the contract without liability for damages in either of the following events:-

(a)                               The Ship shall become an actual, comprised, constructive, or arranged total loss or be sold or otherwise disposed of or cease to be in the despondent ownership of the Owners; or

(b)                               If an order be made or resolution be passed for the winding up of the other party (otherwise than a winding up for the purpose of reconstruction or amalgamation), or if a receiver be appointed of the undertaking or property of the other party, or if the other party shall suspend payment or cease to carry on business or make any special arrangement or composition with its creditors.

7.                                      THE MANAGEMENT FEES under this contract are fixed to 2% (two per centum) on hire and on freight of the gross income of the Ship plus US$ 15,000.00 (fifteen thousand United States dollars only) per month.

8.                                      (a)                               THE MANAGER shall at its own expense provide all office accommodation, equipment, stationery, and staff ordinarily required for the provision of the services hereby contracted for.

(b)                               The Owners shall reimburse the Manager in respect of:-

i.                 Expenditure incurred in and about the maintenance, survey, and repair of the Ship;

ii.             Wages and all other payments made to or in respect of the crews of the Ship (including pension and insurance contributions, travelling and accommodation expenses or allowances, and all costs of repatriation, whether incurred before or after the determination of this agreement);

iii.         Travelling, accommodation, and other expenses incurred in respect of or paid to any superintendents or officers or servants of the Manager in connection with the performance of the services hereby contracted for; and

iv.           Any expenses in connection with any legal and/or special technical and/or other assistance that may be obtained by the Manager in connection with the performance of the management services. The Manager are hereby authorised to use funds of the Owners in their hand for settlement of any claim of the Manager out of the management of the Ship in priority of any other claim against the Ship and the Owners.

9.                                      EXPENSES AND DISBURSEMENTS incurred by the Manager for the Ship will be paid to it by the Owners upon request.

10.                               THE MANAGER is hereby authorized to act for and on behalf of the Owners, as well as to represent the Owners before any and all Greek courts and/or authorities, including port authorities in particular, with full powers in respect of all the rights of the Owners, including but not limited to the rights to accepting service of any document destined for the Owners, signing contracts of any nature whatsoever, starting legal proceedings of any nature and terminating them by compromise or any other method, repudiating contracts, and settling claims of the Owners by compromise provided this is to the interest of the Owners.

11.                               ARBITRATION CLAUSE

In case any dispute or difference shall arise between the Owners and the Manager as to the construction, meaning, and effect of anything herein contained, such dispute or difference shall be referred to 2 (two) arbitrators in London, England, to be appointed by the Owners and the Manager respectively and in case of their disagreement to an umpire to be appointed by the 2 (two) arbitrators as chosen, and this agreement shall be deemed to be a submission to arbitration within the meaning of the Arbitration Act 1950 or any statutory modification or re-enactment thereof for the time being in force. The decisions of the 2 (two) arbitrators or the umpire, as the case may be, shall be final and binding upon both parties.

12                                  THIS AGREEMENT shall be governed by English law in the English courts.

13.                               (a)                               ANY NOTICE which the Manager may require to give to the Owners shall be validly given if sent to the Owners at [  ].

(b)                               ANY NOTICE which the Owners may wish to give to the Manager shall be validly given if sent to the Manager at Pendelis 16, 175 64 Palaio Faliro, Athens, Greece

(c)                                NOTICES required to be given in writing may be given by letter, telex, fax, or e-mail.

14.                               IF THIS AGREEMENT shall be translated into different languages and any difference shall arise in the texts, the English text shall prevail and shall constitute the terms of the agreement.

15.                               THIS MANAGEMENT AGREEMENT is to be executed in duplicate, 1 (one) for the Owners and 1 (one) for the Manager.

THE SCHEDULE above referred to:

[Ship Information]

IN WITNESS whereof this agreement has been signed on behalf of the parties hereto by persons duly authorised the day and year first above written.

SIGNED by	SIGNED by

for and on behalf of	for and on behalf of
[ ]	DIANA SHIPPING SERVICES S.A.
(the “Owners”)	(the “Manager”)

in the presence of:	in the presence of: